Exhibit 99.2

JBI, Inc. Appoints Chief Operating Officer Dr. Jacob Smith to its Board of Directors

NIAGARA FALLS, Ontario, Feb 12, 2010 (GlobeNewswire via COMTEX) -- JBI, Inc. (the "Company") (OTCBB: JBII) is pleased to announce the appointment of Dr. Jacob Smith to its Board of Directors.  JBI's Board of Directors is composed of the Chief Executive Officer, the Chief Operating Officer, and three well-qualified individuals who are expected to provide constructive input and individual creative expertise to help execute the Company's business model.

Each Board member was selected based on several criteria, including: business and scientific acumen / experience, leadership qualities, creative ability, communication expertise, successful accomplishments,  and a sincere desire and commitment to advance JBI's growth objectives

Dr. Smith's experience and educational accomplishments are extensive and noteworthy  He received a Masters Degree from the University of Chicago, Chicago, IL and Doctor-Medical from Michigan State University, Lansing, MI in 2002.  He obtained a Certificate from Cambridge University, UK in 2006 and a Certificate from the National Institute of Health/FDA  in 2007.  Business Certificates were received from Oxford University, Oxford, UK in 2007 and Harvard University, Boston, MA in 2009.  Dr. Smith then received an MBA from Ashford University, Clinton, Iowa in 2009.

For the past three years, he has served as an instructor in Business, Biology, and Healthcare at Davenport University, Livonia, Michigan, conducting courses in Management, Microeconomics, Macroeconomics, Healthcare, Biology, Anatomy, and Physiology.

Dr. Smith commented, "I am truly honored to be invited to join the Board of Directors.  This is a dynamic company with a forward-thinking, "out-of-the-box" management style. I am excited that I will be able to contribute my business and scientific expertise to assist the seasoned management team in reaching their goals."

Bordynuik summarizes, "I am very pleased with our newly-appointed Directors.  Dr. Smith obviously has excellent credentials and has provided valuable assistance in the improvement of productivity and efficiency with our Pak-It operations."

About JBI, Inc.

JBI, Inc. is transitioning to become a global technology leader whose purpose is to mine data from JBI's large information archive, find under-productive entities to inject our superior proprietary technologies into, and benefit from increased productivity and profitability, beginning with Plastic2Oil. JBI has also acquired the following operations:

JAVACO, Inc. ("Javaco") is part of the Supplier Diversity Network, WBENC. JAVACO, Inc. currently distributes over 100 lines of equipment from fiber optic transmitters to RF connectors. To further enhance business in the United States, new distribution lines are frequently being added including a line of home theater and audio video products. Javaco will operate and manage the Company's Plastic2Oil sites in Mexico.

Pak-It, LLC ("Pak-It"): Using the patented Pak-It(TM) delivery system (liquid cleaner in a water soluble sachet) Pak-It can deliver glass cleaner, disinfectant, multi-purpose, and many more cleaning products (42 products currently) shipped in tiny packages of condensed cleaner (inside a 'dry' 1 quart container). This delivery method is "green" since it's fully biodegradable and saves thousands of dollars in shipping. The user simply adds water to the container without measuring or cutting the Pak-It. Large retailers and many national Building Service Contractors already using the product have documented significant cost savings from shipping, training, inventory control and space.

Accordingly, our revenue sources presently include (i) income from reading archived tapes (including microfiche) from clients such as NASA, (ii) income from the recently acquired Javaco, Inc., (iii) income from the sale of Pak-It products, and a bulk chemical facility which we realized beginning October 1, 2009, and (iv) from the anticipated commencement of operations in the first quarter of 2010 with Plastic2Oil, a process and service that converts plastic to fuel oil. For more information, please see http://www.jbiglobal.com and http://www.javacoinc.com and http://www.pakit.com/.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: JBI, Inc.

By Staff

CONTACT:    CONTACT:  JBI, Inc.
John Bordynuik, President and CEO
john@johnbordynuik.com

Investor Relations
James Parker
 jparker@jbiglobal.com
+1 (916) 990-3667